Exhibit 35 b)

[HOME LOAN SERVICES LOGO]

FORM OF ANNUAL OFFICER'S CERTIFICATE

March 1, 2007

Aurora Loan Services LLC
Attention: Jerald W. Dreyer, FFMLT 2006-FF12
327 Inverness Drive South, 3rd Fl.
Englewood, CO 80112

Structured Asset Securities Corp.
745 Seventh Avenue, 7th Fl.
New York, NY 10019

Lehman Brothers Holdings, Inc.
Attn: Manager, Contract Finance, FFMLT 2006-FF12
745 Seventh Avenue, 7th Fl.
New York, NY 10019

U.S. Bank National Association
Attn: Diana Kenneally
One Federal Street, 3rd Floor
Boston, MA 02110

RE: Annual officer’s certificate delivered pursuant to Section 5.05 of that certain securitization servicing agreement, dated as of August 1, 2006 (the “Agreement”), by and among Lehman Brothers Holdings Inc., Home Loan Services, Inc., f/k/a National City Home Loan Services, Inc., as servicer (the “Servicer”) and Aurora Loan Services LLC, as master servicer, and acknowledged by U.S. Bank National Association, as Trustee, relating to the issuance of the First Franklin Mortgage Loan Trust Mortgage Pass-Through Certificates, Series 2006-FF12

Steven A. Baranet, the undersigned, a duly authorized Vice President of the Servicer, does hereby certify the following for the 2006 ending on December 31, 2006:

1. A review of the activities of the Servicer during the preceding calendar year (or portion thereof) and of its performance under the Agreement for such period has been made under my supervision.

2. To the best of my knowledge, based on such review the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout such year.

3. Although it did not appear initially that the material instances of noncompliance impacted the servicing Issuing Entity, it is possible, upon further review of such material instances of noncompliance, that such noncompliance could have impacted the servicing of the Issuing Entity. Remediation plans have been implemented to remedy such material instances of noncompliance.

Certified By:

/s/ Steven A. Baranet
Name: Steven A. Baranet
Title: Vice President
0-2

Relevant Servicing Criteria

Servicing Criteria                                                                                                Home Loan
                                                                                                                  Services, Inc.
                                                                                                                  Reference
                                                                                                                  Criteria

General Servicing Considerations

1122(d)(1)(i)        Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction
                     agreements.                                                                                  X

1122(d)(1)(ii)       If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party's performance and
                     compliance with such servicing activities.                                                   X

1122(d)(1)(iii)      Any requirements in the transaction agreements to maintain a back-up
                     servicer for the mortgage loans are maintained.                                              N/A

1122(d)(1)(iv)       A fidelity bond and errors and omissions policy is in effect on the patty participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the
                     terms of the transaction agreements.                                                         X

                     Cash Collection and Administration

1122(d)(2)(i)        Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified
                     in the transaction agreements.                                                               X

1122(d)(2)(ii)       Disbursements made via wire transfer on behalf of an obligor or to an
                     investor are made only by authorized personnel.                                              X

1122(d)(2)(iii)      Advances of finds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction
                     agreements.                                                                                  X

1122(d)(2)(iv)       The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of
                     overcollateralization, are separately maintained (e.g., with respect to
                     commingling of cash) as set forth in the transaction agreements.                             X

1122(d)(2)(v)        Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-l(b)(l) of the Securities
                     Exchange Act.                                                                                X

1122(d)(2)(vi)       Unissued checks are safeguarded so as to prevent unauthorized access.

Servicing Criteria                                                                                                Home Loan,
                                                                                                                  Services,

Reference Criteria

1122(d)(2)(vii)      Reconciliations are prepared on a monthly basis for all asset- backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C)
reviewed and approved by someone other than the person who prepared the reconciliation; and (0)
contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction
agreements.                                                                                                       X

Investor Remittances and Reporting

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports
(A) are prepared in accordance with timeframes and other tents set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations;
and (0) agree with investors' or the trustee's records as to the total unpaid principal balance and
number of mortgage loans serviced by the Servicer.                                                                A, B & D

Amounts due to investors are allocated and remitted in accordance with timeframes, distribution
priority and other terms set forth in the transaction agreements.                                                 X

Disbursements made to an investor are posted within two business days to the Servicer's investor
records, or such other number of days specified in the transaction agreements.                                    X

Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of
payment, or custodial bank statements.                                                                            X

Pool Asset Administration

Collateral or security on mortgage loans is maintained as required by the transaction agreements or
related mortgage loan documents.                                                                                  X

Mortgage loan and related documents are safeguarded as required by the transaction agreements                     N/A

Any additions, removals or substitutions to the asset pool are made, reviewed and approved in
accordance with any conditions or requirements in the transaction agreements.                                     x

Servicing Criteria                                                                                                Home Loan
                                                                                                                  Services, Inc.

Reference            Criteria

1122(d)(4)(iv)       Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer's obligor records maintained no more than two business days after receipt or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

1122(d)(4)(v)        The Servicer's records regarding the mortgage loans agree with the
                     Servicer's records with respect to an obligor's unpaid principal balance.                    X

1122(d)(4)(vi)       Changes with respect to the terms or status of an obligor's mortgage loans
                     (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and
                     related pool asset documents.                                                                X

1122(d)(4)(vii)      Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the
                     timeframes or other requirements established by the transaction agreements.                  X

1122(d)(4)(viii)     Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements.
                     Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where
                     delinquency is deemed temporarily (e.g., illness or unemployment).                           X

1122(d)(4)(ix)       Adjustments to interest rates or rates of return for mortgage loans with
                     variable rates are computed based on the related mortgage loan documents.                    X

1122(d)(4)(x) Regarding any finds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor's mortgage loan documents, on at least an annual basis, or
such other period specified in the transaction agreements; (B) interest on such finds Is paid, or credited,       x
to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of frill repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

Servicing Criteria                                                                                                Home Loan
                                                                                                                  Services,
                                                                                                                  Inc.

Reference            Criteria

1122(d)(4)(xi)       Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
                                                                                                                  N/A
                                                                                                                  Servicing
                                                                                                                  Function
                                                                                                                  Participant

1122(d)(4)(xii)      Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer's finds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.
                                                                                                                  N/A
                                                                                                                  Servicing
                                                                                                                  Function
                                                                                                                  Participant

1122(d)(4)(xiii)     Disbursements made on behalf of an obligor are posted within two business days to the obligor's records maintained by the servicer, or such
                     other number of days specified in the transaction agreements.                                X

1122(d)(4)(xiv)      Delinquencies, charge-off and uncollectible accounts are recognized and
                     recorded in accordance with the transaction agreements.                                      X

1122(d)(4)(xv)       Any external enhancement or other support, identified in Item 1114(a)(l)
                     through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.